EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-161567, 333-81638, 333-91660, 333-113183, 333-127861, 333-170661, and 333-170664) and on Form S-3 (No. 333-161383) of MeadWestvaco Corporation of our report dated February 28, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Richmond, Virginia

February 28, 2011